Board of Directors
July 3, 2000
Page 4

July 3, 2000


PERSONAL AND CONFIDENTIAL

Board of Directors
Paradigm Medical Industries, Inc.
1127 West 2320 South, Suite A
Salt Lake City, UT  84119

Attention:  Thomas F. Motter, President, Chairman & Chief Executive Officer

Gentlemen:

We are pleased to confirm the arrangements under which McDonald Investments Inc. ("McDonald") has today been exclusively engaged by Paradigm Medical Industries, Inc. (the "Company") to provide general financial advisory services in connection with the Company's consideration of various potential financing transactions, mergers and acquisitions and other strategic projects and to assist the Company in preparing a detailed financial business model, in assessing the Company's growth prospects and associated capital requirements, and in developing a financing proposal for presentation to potential investors or strategic partners.

During the term of its engagement, McDonald will, at the Company's request, provide general financial advice and assistance to the Company in its evaluation of the financial aspects of various strategic transactions which may be under consideration from time to time, which may include advising and assisting the Company in evaluating and structuring debt or equity financing alternatives, mergers, acquisition or sale transactions involving the Company or any of its subsidiaries or business units, and/or a recapitalization, reorganization, restructuring or other similar transaction involving the Company or any of its subsidiaries (each of the foregoing being hereinafter referred to as a "Transaction").

As consideration for McDonald's engagement, the Company agrees to grant McDonald, promptly upon the execution hereof, warrants (the "Warrants") to purchase 25,000 registered shares of the Company's common stock at a per share exercise price equal to the average closing price of the Company's common stock for each of the ten trading days prior to the execution hereof, and to purchase an additional 25,000 registered shares of the Company's common stock at a per share exercise price of $15.00, all of which are subject to adjustments for stock splits, stock dividends and combinations or recaptializations of the Company's common stock such that the total number of shares of common stock underlying the outstanding Warrants and the associated per share exercise prices at which those shares can be purchased immediately subsequent to such an event will correspond to the total number of shares of common stock that the holder of the Warrants would own immediately subsequent to the event had the total number of shares of common stock underlying the outstanding Warrants been purchased by the holder of the Warrants immediately prior to the event at the per share exercise price in effect immediately prior to such event. The Warrants may be exercised immediately upon being granted, will have a term of 7 years, and will have net issuance provisions.

The Company and McDonald agree that, in the event the Company determines to proceed with any Transaction during the term of this engagement, then McDonald shall have the right of first refusal to serve as the Company's exclusive financial advisor in connection with any such Transaction and in each instance shall have one week within which to accept such an engagement, the terms of which will be set forth in a separate engagement letter to be negotiated between the parties at such time; it being agreed that any such engagement letter shall provide McDonald with rights to indemnity customary in engagements of the type contemplated and shall also provide for the payment to McDonald of fees for its services ("Transaction Fees") not less than those that would be charged by other reputable investment banking firms of national standing for services of a similar type.

You have informed us that any Transactions involving the Company remain subject to further consideration by the Board of Directors, but that one such transaction being contemplated by the Company is a public offering of the Company's Common Stock (the "Public Offering"). In the event that the Company determines to proceed with the Public Offering the terms of McDonald's participation will be set forth in a separate engagement letter to be negotiated between the parties at such time, however it being agreed presently that, at a minimum, McDonald will be invited to serve as a co-manager of the Public Offering.

The Company agrees to reimburse McDonald, when billed, for all reasonable out-of-pocket expenses incurred in connection with the performance of its duties under this agreement, including but not limited to, reasonable fees and expenses of legal counsel retained by it.

In order to coordinate our efforts to effect a transaction satisfactory to the Company, the Company agrees that it and its directors and executive officers will promptly inform McDonald of any inquiry they may receive concerning a Transaction.

The Company agrees to the provisions with respect to McDonald's indemnity and other matters set forth in Appendix A which is incorporated by reference into this letter. The Company also acknowledges that it has received and reviewed the Special Disclosure Statement set forth in Schedule I which is incorporated by reference into this letter.

This agreement shall terminate six months from the date of the execution hereof, or may be terminated with or without cause by McDonald or the Company at any time prior to the completion of this six month period upon receipt of written notice by the other party to that effect. Upon termination of the agreement, neither party will have any liability or continuing obligation to the other, except that: (i) the provisions of Appendix A to this agreement will survive any such termination; (ii) the Company will remain liable for McDonald's reasonable out-of-pocket expenses incurred up to the time of termination; (iii) the agreement to invite McDonald to serve as a co-manager for the Public Offering will remain in effect for a period of 12 months from the date of any such termination; and (iv) in the event the Company determines to proceed with any Transaction within the 12 month period following any such termination, then McDonald shall have the right of first refusal to serve as the Company's exclusive financial advisor with respect to such Transaction.

This engagement shall be renewable by McDonald and the Company upon completion of the full six-month term and shall continue to be renewable upon completion of subsequent six month terms, it being agreed that the Company will grant McDonald, promptly upon each renewal, warrants to purchase an additional 25,000 registered shares of the Company's common stock at a per share exercise price equal to the average closing price of the Company's common stock for each of the ten trading days prior to the renewal date, and to purchase an additional 25,000 registered shares of the Company's common stock at a per share exercise price of $15.00, all of which will be subject to the adjustments for stock splits, stock dividends and combinations or recaptializations of the Company's common stock ascribed to the Warrants above.

The Company will provide McDonald with all information concerning the Company which McDonald reasonably deems appropriate in connection with its engagement and will provide McDonald with access to the Company's officers, directors and advisors. All such information will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges that McDonald will be using and relying upon the accuracy and completeness of public available information and the information supplied by the Company and its officers in connection with its engagement without independent verification.

As you know, McDonald is a full service securities firm and as such may from time to time effect transactions for its own account or the account of customers, and hold positions in securities or options on securities of companies which may be the subject of the engagement contemplated by this agreement.

The Company represents that it is a sophisticated business enterprise that has retained McDonald for the limited purposes set forth in this agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this agreement. This agreement is solely for the benefit of McDonald, the Company and each of their respective officers, directors, employees and agents, and any person controlling them within the meaning of the Securities Act of 1933, as amended, and the respective legal representatives, successors and assigns of McDonald and the Company, and no other person shall acquire or have any right under or by virtue of this agreement.

No fee payable to any other financial advisor by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to McDonald.

This agreement is solely for the benefit of McDonald, the Company and each of their respective officers, directors, employees and agents, and any person controlling them within the meaning of the Securities Act of 1933, as amended, and the respective legal representatives, successors and assigns of McDonald and the Company, and no other person shall acquire or have any right under or by virtue of this agreement.

Except to the extent described in the last sentence of this paragraph, any controversy or claim arising out of or relating to this engagement agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration proceedings will be conducted in Cleveland, Ohio. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this engagement agreement. Notwithstanding the foregoing, nothing contained in this engagement agreement shall be construed to restrict in any way the right of any party hereto to seek injunctive or similar equitable relief in any court of competent jurisdiction with respect to any threatened breach of the provisions of this agreement or any of the respective parties' obligations hereunder.

This agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return it to McDonald, at which time this letter will become a mutually binding obligation.


Very truly yours,

McDONALD INVESTMENTS INC.

 /s/ Jonathan O. Crane
Jonathan O. Crane
Managing Director

 /s/ James C. Hilton
James C. Hilton
Vice President



Agreed to as of the above date:

Paradigm Medical Industries, Inc.

By:  /s/ Thomas F. Motter
Its:   Chairman and CEO

                                   APPENDIX A


     In the event that McDonald Investments Inc. ("McDonald") becomes involved in any capacity, other than as a plaintiff, in any action, proceeding or investigation brought by or against any person, including stockholders of Paradigm Medical Industries, Inc. (the "Company"), in connection with any matter related to the assignment described in this letter, the Company periodically will reimburse McDonald for its legal and other expenses (including the cost of any investigation and preparation) reasonably incurred in connection therewith; provided, however, that if it is found in any such action, proceeding or investigation that any loss, claim, damage or liability of McDonald has resulted from the gross negligence or bad faith of McDonald in performing the services which are the subject of this letter, McDonald shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of McDonald which is the subject of such finding. The Company also will indemnify and hold McDonald harmless against any losses, claims, damages or liabilities to any such person in connection with any matter related to the assignment described in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of McDonald in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to McDonald or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by McDonald as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and McDonald on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and McDonald with respect to such loss, claim, damage or liability and any other relevant equitable considerations; provided, however, that in no event shall McDonald be required to contribute any amounts in excess of the amount of fees received by it hereunder. The Company shall be liable for any settlement of any claim against McDonald made with the Company's written consent, which consent shall not unreasonably be withheld, and the Company shall not, without the prior written consent of McDonald, settle or compromise any claim or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to McDonald of an unconditional release from any and all liability in respect of such claim. McDonald shall have the right to retain counsel of its own choice to represent it in connection with any matter as to which the reimbursement, indemnity and contribution provisions of this paragraph apply. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of McDonald and the directors, agents, employees and controlling persons (if any), as the case may be, of McDonald and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, McDonald, any such affiliate and any such person. The indemnity obligations of the Company hereunder shall not extend to any affiliate of McDonald or to the directors, agents, employees, or controlling persons (if any), as the case may be, of McDonald or any such affiliate to the extent that any loss, claim, damage or liability results from the gross negligence or bad faith of McDonald or any such other person in performing the services which are the subject of the letter. The Company also agrees that neither McDonald nor any of such affiliates, directors, agents, employees or controlling persons shall have any liability to the Company and its stockholders for or in connection with any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of McDonald in performing the services that are the subject of this letter. The provisions of this Appendix A shall survive any termination or completion of the engagement provided by this letter agreement and this letter agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of laws.

                                   Schedule I

                            McDONALD INVESTMENTS INC.
                          SPECIAL DISCLOSURE STATEMENT

     McDonald Investments Inc. ("McDonald"), is a wholly-owned subsidiary of KeyCorp. McDonald is a broker/dealer registered with the Securities and Exchange Commission, and a member of the National Association of Securities Dealers, Inc. ("NASD"), the New York Stock Exchange ("NYSE") and the Securities Investor Protection Corporation ("SIPC").

     KeyCorp is also the parent of KeyBank National Association. McDonald is not a bank; it is a separate corporate entity from its affiliated bank subsidiaries of KeyCorp. The obligations of McDonald are not obligations of any of its affiliate banks, and none of the affiliated banks are responsible for, or guarantee, the securities sold, offered or recommended by McDonald. Except in certain specified circumstances, securities and other investment products sold, offered or recommended by McDonald are not bank deposits or obligations, and are not insured by the FDIC. McDonald will sell, as agent, banker's acceptances or CD's issued by its affiliate banks and by unaffiliated third party banks. The CD's that McDonald sells as agent are insured by the FDIC only to the extent that the FDIC insures the deposits of the issuing bank.

     McDonald's banking affiliates may be lenders to issuers of securities that McDonald underwrites or privately places, in which case the proceeds of securities offerings underwritten or privately placed may be used to repay those loans. Please refer to the relevant offering disclosure documents for a discussion of any such lending arrangement.

     You acknowledge that McDonald may share with any of its affiliates (including KeyBank) any information related to the transaction or any of the matters contemplated hereby. McDonald agrees to treat, and cause such affiliates to treat, all nonpublic information provided to it by you or any of your affiliates or advisors, as confidential information in accordance with customary banking industry practices.